                                                                EXHIBIT 10(a)(i)


                      AMENDMENT NO. 1 AND WAIVER AGREEMENT


         THIS AMENDMENT NO. 1 AND WAIVER AGREEMENT ("Amendment No. 1") is entered into as of May 16, 2001, by and among COLD METAL PRODUCTS, INC., a New York corporation ("CMP"), ALKAR STEEL CORPORATION, a Michigan corporation ("Alkar") (CMP and Alkar each individually a "Borrower" and collectively the "Borrowers") and GMAC Commercial Credit LLC, a New York limited liability company having an office at 1290 Avenue of the Americas, New York, New York 10104 ("Lender").

                                   BACKGROUND

         Borrowers, Cold Metal Products, Limited ("Canadian Guarantor") (Borrowers and Canadian Guarantor each a "Loan Party" and collectively "Loan Parties") and Lender are parties to a Fourth Amended and Restated Credit and Security Agreement dated as of September 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrowers with certain financial accommodations.

         Loan Parties have requested that Lender amend certain provisions of the Loan Agreement and waive certain financial covenants on the terms set forth herein and Lender is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Loan Parties by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

         2.1. Section 1.2 of the Loan Agreement is hereby amended as follows:

                  (a) the following defined terms are hereby added in their appropriate alphabetical order:

                           "Adjusted Pre-Tax Profit" shall mean "Income before
Income Tax Expense" adjusted to exclude (i) any special or restructuring charges, such as severance or other reduction in workforce costs, asset impairment, and any other plant closure costs, and (ii) any environmental remediation costs included in the determination of operating income, all such being limited to those costs associated with Canadian Guarantor's Hamilton, Ontario and CMP's New Britain, Connecticut manufacturing facilities and (iii) any fees related to this Amendment No. 1 and any corresponding amendment to the Ottawa Financing (to the extent that the aggregate amount of such special charges, such environmental remediation costs and such banking related fees recognized subsequent to September 30, 2001 do not exceed $3,305,000, $500,000 and $250,000, respectively).

                           "Amendment No. 1" shall mean Amendment No. 1 and
Waiver Agreement dated as of May 16, 2001.

                           "Amendment No. 1 Effective Date" shall mean the later
of May 16, 2001 or the date upon which all of the conditions precedent contained in Section 5 of Amendment No. 1 shall have been satisfied.

                           "Contract Rate" shall mean, as applicable, the
Revolving Interest Rate or the Special Advance Rate.

                           "Net Worth" at a particular date, shall mean all
amounts which would be included under shareholders' equity on a balance sheet of the Borrowers on a Consolidated Basis determined in accordance with GAAP as at such date.

                           "Special Advance Amount" shall mean an amount equal
to (i) $2,000,000 from the Amendment No. 1 Effective Date through March 31, 2002 and (ii) $0 at all other times.

                           "Special Advance Rate" shall have the meaning set
forth in Section 3.1 hereof.

                           "Special Advances" shall mean Advances made in excess
of availability determined by the sum of the amounts derived from Sections 2.1(a)(y)(i) plus (ii) plus (iii) minus (vi) hereof, not to exceed at any time the Special Advance Amount.

                  (b) the following defined terms are hereby amended in their entirety to read as follows:

                           "Applicable Margin" shall mean a percentage equal to
(i) one percent (1%) with respect to Domestic Rate Loans and (ii) one and one-half percent (1.50%) with respect to LIBOR Rate Loans. The Applicable Margin shall be adjusted if applicable to the percentage set forth in the following grid as corresponds to the applicable Adjusted Pre-Tax Profit amount set forth in such grid, such adjustments to be effective as of the first day of the first calendar month that occurs after delivery of Borrowers' financial statements to Lender for the fiscal year ending March 31, 2002 so long as: (i) no Default or Event of Default shall have occurred and be continuing, (ii) the outstanding balance of Special Advances equals $0 and (iii) Borrower shall have achieved an Adjusted Pre-Tax Profit on a consolidated basis for the fiscal year ended March 31, 2002 of not less than the amount set forth below:

                  -------------------------------------------- ----------------------------- --------------------------
                  Adjusted Pre-Tax Profit for Fiscal Year          Domestic Rate Margin          LIBOR Rate Margin
                  Ended March 31, 2002
                  -------------------------------------------- ----------------------------- --------------------------

----------------- -------------------------------------------- ----------------------------- --------------------------
    Level I       Equal to or greater than $3,401,000                      .75%                        1.25%
----------------- -------------------------------------------- ----------------------------- --------------------------
    Level II      Less than $3,401,000                                    1.00%                        1.50%
----------------- -------------------------------------------- ----------------------------- --------------------------


At such time as the Net Worth of Borrowers on a Consolidated Basis is equal to or greater than $25,963,000 (which is the Net Worth of Borrowers on a Consolidated Basis as at September 30, 2000), the Applicable Margin shall be reduced by one quarter of one percent (.25%).

                           "Maximum Capital Expenditure Amount" shall mean an
amount equal to (x) $10,000,000 minus (y) the total amount of principal payments received by Lender with respect to the Capital Expenditure Loans.

                           "Revolving Advances" shall mean Advances (including,
without limitation, Special Advances) made other than the Capital Expenditure Loans, Letters of Credit and Acceptances.

         2.2. Section 2.1(a) is hereby amended in its entirety to read as follows:

         "2.1.(a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit, Acceptances and Capital Expenditure Loans or (y) an amount equal to the sum of:

                           (i) up to 85%, subject to the provisions of Section
                  2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables (calculated based upon the Dollar Equivalent of Receivables of Canadian Guarantor), plus

                           (ii) up to 50%, subject to the provisions of Section
                  2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (calculated based upon the Dollar Equivalent of the Inventory of Canadian Guarantor) (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"); provided, however, the maximum amount of outstanding Advances against Eligible Inventory shall not exceed $41,000,000 at any one time, plus

                           (iii) but only until the release of Lender's Liens in
                  accordance with Section 4.21 of this Agreement, Amortizing Availability, plus

                           (iv) the Special Advance Amount, minus

                           (v) the aggregate amount of outstanding Letters of
                  Credit and Acceptances, minus

                           (vi) such reserves as Lender may reasonably deem
                  proper and necessary from time to time, including, as determined by Lender to be appropriate in respect of the Guarantor Collateral, reserves for goods and services, sales and excise taxes and for the rights of unpaid suppliers.

                           The amount derived from (x) the sum of Sections
                  2.1(a)(y)(i), (ii), (iii) and (iv) minus (y) Section 2.1(a)(y)(vi) at any time and from time to time shall be referred to as the "Formula Amount"."

         2.3 A new Section 2.1(c) is hereby added in the appropriate sectional order to read as follows:

                  "(c) Special Advances. Subject to the terms and conditions of this Agreement, Lender shall make Special Advances available to Borrowers in an amount not to exceed the Special Advance Amount."

         2.4 Section 2.2 is hereby amended by changing the reference to "applicable Revolving Interest Rate" in the last sentence thereof to "applicable Contract Rate."

         2.5 Section 3.1 is hereby amended in its entirety to read as follows:

                  "3.1 Interest. Interest on Advances shall be payable in arrears on the last day of each month. Interest charges shall be computed on the actual principal amount of Advances outstanding at the end of each day at a rate per annum equal to (i) with respect to Revolving Advances (other than Special Advances) the Revolving Interest Rate and (ii) with respect to Special Advances, the applicable Revolving Interest Rate plus one percent (1%) per annum (the "Special Advance Rate") (as applicable, the "Contract Rate"). Commencing thirty
         (30) days after the due date for any financial statement required hereunder which financial statement indicates the occurrence of an Event of Default, and during the continuation of such Event of Default, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (the "Default Rate").

         2.6 Sections 6.8 and 6.9 are hereby amended in their entirety to read as follows:

                  "6.8. Fixed Charge Coverage. Commencing with the fiscal quarter ending on March 31, 2001 and each fiscal quarter ending thereafter, in each case for the four fiscal quarters then ended, cause the ratio of (x) the sum of aggregate net income of Borrowers on a Consolidated Basis for such fiscal period plus any Capital Expenditure Loans advanced by Lender to Borrowers plus the aggregate amount of income tax, interest, depreciation and amortization, and all other non-cash expense used in determining such net income during such fiscal period as set forth in the adjustments to reconcile net income to net cash provided by operating activities as reflected on the Borrowers and Guarantors Consolidated Statement of Cash Flows to (y) aggregate consolidated interest expense during such fiscal period plus aggregate amount of income tax expense and capital expenditures paid in cash during such fiscal period (and not financed with the proceeds of a Capital Expenditure Loan) plus, without duplication, the aggregate amount of scheduled reductions in availability during such fiscal period pursuant to Section 2.1(a)(y)(iii) hereof to be not less than the ratio set forth below as corresponds the applicable fiscal periods set forth below.

        ------------------------------------------------------------------- -----------------------------
                           Four Fiscal Quarters Ending                                 Ratio
        ------------------------------------------------------------------- -----------------------------

        ------------------------------------------------------------------- -----------------------------
        March 31, 2001                                                               .05 to 1.0
        ------------------------------------------------------------------- -----------------------------
        June 30, 2001                                                                .05 to 1.0
        ------------------------------------------------------------------- -----------------------------
        September 30, 2001                                                           .10 to 1.0
        ------------------------------------------------------------------- -----------------------------
        December 31, 2001 and each four fiscal quarter period ending at              1.0 to 1.0
        the end of each fiscal quarter thereafter during the Term."
        ------------------------------------------------------------------- -----------------------------


                  "6.9. Total Liabilities to Equity. Cause the ratio of total consolidated Indebtedness (which for the purpose of this calculation shall mean Indebtedness exclusive of $4,292,000 "Additional Minimum Liability" as defined by Statement of Financial Accounting Standards Number 87, that represents the change in recognized pension obligations occurring principally as a result of changes in market interest discount rates and pension plan asset values as of March 31, 2001, for actuarial valuation purposes for the defined benefit plans of CMP having an unfunded accumulated benefit obligation) to consolidated stockholders' equity (which for the purpose of this calculation shall exclude any element of "other comprehensive income/(loss)" as reported in CMP's balance sheet) for Borrowers on a Consolidated Basis to be not more than the ratios set forth below at the end of each fiscal quarter set forth below:

        ------------------------------------------------------------------- ------------------------------
                                  Fiscal Quarter                                        Ratio
        ------------------------------------------------------------------- ------------------------------

        ------------------------------------------------------------------- ------------------------------
        March 31, 2001                                                               5.25 to 1.0
        ------------------------------------------------------------------- ------------------------------
        June 30, 2001                                                                5.00 to 1.0
        ------------------------------------------------------------------- ------------------------------
        September 30, 2001                                                           5.00 to 1.0
        ------------------------------------------------------------------- ------------------------------
        December 31, 2001 and at the end of each fiscal quarter                      4.75 to 1.0
        thereafter during the Term.
        ------------------------------------------------------------------- ------------------------------

         2.7 Section 7.7(b) is hereby amended in its entirety to read as follows:

         "(b) Notwithstanding anything in the Loan Agreement to the contrary, CMP shall not pay any dividend or distribution on any share of its common stock or preferred stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of CMP; provided, however, so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) Loan Parties shall have achieved an Adjusted Pre-Tax Profit on a consolidated basis for the most recent fiscal year, commencing with fiscal year ended March 31, 2002, of not less than $1.00, CMP may (x) pay dividends or distributions on its shares of common or preferred stock if after giving effect thereto Undrawn Availability shall equal not less than $5,000,000 and (y) purchase, redeem or otherwise retire its common or preferred stock, in an aggregate cumulative amount in any fiscal year not to exceed $3,000,000, if after giving effect thereto Undrawn Availability shall equal not less than $10,000,000."

         2.8 The first sentence of Section 9.2 is hereby amended in its entirety to read as follows:

         "Deliver to Lender on or before (x) Monday of each week as and for Friday of the prior week a Borrowing Base Certificate and (y) the thirtieth (30th) day of each month as and for the end of the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports, provided, however, Lender may require reporting on a daily basis following the occurrence and during the continuance of an Event of Default."

         3. Waivers. Subject to the satisfaction of the conditions set forth in
Section 5 below, Lender hereby waives (i) the Event of Default that has occurred as a result of Borrowers' non-compliance with Section 6.8 of the Loan Agreement solely as a result of Borrowers' failure to maintain the requisite Fixed Charge Coverage as of the end of the fiscal quarter ending December 31, 2000, and (ii) the provisions of Section 3.1 insofar as a Default Rate of Interest may have applied at any time during the period from January 1, 2001 to the date of this amendment with respect to the Event of Default being waived in Section 3(i) hereof.

         4. Projections; Appraisals.

                  (a) Not later than June 30, 2001, Lender shall have received a report prepared by RAS Management, in form and substance satisfactory to Lender, analyzing and reporting on (i) Loan Parties' financial projections for the fiscal year ended March 31, 2002 and (ii) Loan Parties' restructuring plan, including their plan to close the processing facility at New Britain, Connecticut and to downsize operations at its flat rolled processing facility in Hamilton, Ontario and the impact thereof on Loan Parties' financial condition and operations.

                   (b) Not later than June 30, 2001, Lender shall have received an appraisal of each Loan Party's Real Property prepared by Cushman & Wakefield or such other appraiser satisfactory to Lender. The New Britain, Connecticut facility shall be appraised as an "idle" building.

                  (c) Not later than June 30, 2001, Lender shall have received an appraisal of each Loan Party's Inventory, in form and substance satisfactory to Lender, prepared by Dovetech or such other appraiser satisfactory to Lender.

         5. Conditions of Effectiveness. This Amendment No. 1 shall become effective when Lender shall have received:

                  (i) four (4) copies of this Amendment No. 1 executed by each Loan Party and consented to by the Participants;

                  (ii) an amendment fee equal to $100,000, which fee shall be charged to Borrowers' Account; and

                  (iii) a Revised Article 9 Undertaking Letter in the form attached hereto as Exhibit A.

         6. Representations, Warranties and Covenants. Each Loan Party hereby represents, warrants and covenants as follows:

                  (a) This Amendment No. 1 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Loan Parties and are enforceable against Loan Parties in accordance with their respective terms.

                  (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 1.

                  (c) No Loan Party has any defense, counterclaim or offset with respect to the Obligations.

         7. Initial Capital Expenditure Loan. The parties hereto acknowledge and agree that Revolving Advances in the aggregate amount of $2,466,000 previously made to Borrowers and accounted for by Lender as a Revolving Advance shall henceforth be deemed a Capital Expenditures Loan made pursuant to Section 2.4 of the Loan Agreement.

         8. Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         9. Governing Law. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         10. Headings. Section headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose.

         11. Counterparts. This Amendment No. 1 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first written above.

                            COLD METAL PRODUCTS, INC., as Borrower


                            By: /s/ Joseph C. Horvath
                                ------------------------
                            Name:    Joseph C. Horvath
                            Title:   Vice President and Chief Financial Officer


                            ALKAR STEEL CORPORATION, as Borrower


                            By: /s/ Joseph C. Horvath
                                ------------------------
                            Name:    Joseph C. Horvath
                            Title:   Vice President


                            COLD METAL PRODUCTS, LIMITED, as
                            Canadian Guarantor


                            By:  Raymond P. Torok
                                ------------------------
                            Name:    Raymond P. Torok
                            Title    Director


                            GMAC COMMERCIAL CREDIT LLC, as Lender


                            By: Frank Imperato
                                ------------------------
                            Name: Frank Imperato
                            Title: Senior Vice President

AMENDMENT NO. 1 AND WAIVER AGREEMENT TO FOURTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 20, 2000 IS HEREBY CONSENTED AND AGREED TO AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN:


THE CIT GROUP/BUSINESS CREDIT INC.


By: /s/ Anthony Alexander
    ---------------------------
Name: Anthony Alexander
    ---------------------------
Title: Assistant Vice President
    ---------------------------



NATIONAL CITY BANK


By: /s/ B. J. Lumpkin
    ---------------------------
Name: B. J. Lumpkin
    ---------------------------
Title: Vice President
    ---------------------------

                                    EXHIBIT A


                           GMAC Commercial Credit LLC
                           1290 Avenue of the Americas
                            New York, New York 10104



                               Date: May 16, 2001


Cold Metal Products, Inc.
2200 Georgetown Drive, Suite 301
Sewickley, Pennsylvania 15143
Attention: Joseph C. Horvath

Dear Mr. Horvath:

         Reference is made to the Fourth Amended and Restated Credit and Security Agreement dated as of September 29, 2000 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") among Cold Metal Products, Inc. ("CMP"), Alkar Steel Corporation ("Alkar" and collectively with CMP, the "Borrowers"), Cold Metal Products, Limited ("Canadian Guarantor" and collectively with Borrowers, the "Loan Parties") and GMAC Commercial Credit LLC ("Lender"). Capitalized terms not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

         To induce Lender to enter into an Amendment No. 1 and Waiver Agreement dated on or about the date of this letter and in consideration of all extensions of credit which have been or will be made under the Loan Agreement, by its signature below, each Loan Party hereby agrees, in anticipation of the possible application, in one or more jurisdictions, to the transactions contemplated by the Loan Agreement, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 2000 official text of Revised Article 9 ("Revised Article 9"), as follows:

         1. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of each Loan Party whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidence by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If any Loan Party shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claims, as defined in Revised Article 9, such Person(s) shall immediately notify Lender in a writing signed by such Person(s) of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to Lender.

         2. Lender may at any time and from time to time, pursuant to the provisions of the Loan Agreement, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the applicable Person(s) or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Loan Party agrees to furnish any such information to Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Lender on behalf of applicable Person(s) and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

         3. Loan Parties shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Lender may reasonably request as are necessary for Lender to insure the continued perfection of Lender's security interest in any of the Collateral with the same priority required by the Loan Agreement and the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any jurisdiction.

         4. Nothing contained herein shall be construed to narrow the scope of Lender's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Lender except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

         In all other respects, the Loan Agreement shall remain in full force and effect.

                                               Very truly yours,

                                               GMAC COMMERCIAL CREDIT LLC


                                               By:  /s/ Frank Imperato
                                                    ----------------------------
                                                    Name:  Frank Imperato
                                                    Title: Senior Vice President

Accepted and Agreed:

COLD METAL PRODUCTS, INC.


By:  /s/ Joseph C. Horvath
    ---------------------------
Name:  Joseph C. Horvath
    ---------------------------
Title:  Vice President and Chief Financial Officer


ALKAR STEEL CORPORATION


By:  /s/ Joseph C. Horvath
    ---------------------------
Name:  Joseph C. Horvath
    ---------------------------
Title:  Vice President


COLD METAL PRODUCTS, LIMITED


By:  /s/ Raymond P. Torok
    ---------------------------
Name:  Raymond P. Torok
    ---------------------------
Title:  Director